INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement on Form S-8, File No. 33-80650 of The Taubman Realty Group Limited Partnership, of our report dated May 26, 1998, appearing in this Annual Report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 1997.




/s/ Deloitte & Touche LLP
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June 24, 1998